UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. __)
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CITIZENS BANCORP

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CITIZENS BANCORP
275 Southwest Third Street
Corvallis, Oregon 97333
March 26, 2007
To the Shareholders of Citizens Bancorp:
We cordially invite you to attend the 2007 Annual Shareholders Meeting of Citizens Bancorp to be held on Tuesday, April 17, 2007 at 7:00 p.m. in the lobby of the main office of Citizens Bank, located at 275 Southwest Third Street, Corvallis, Oregon.
Your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. We encourage you to promptly complete and return the enclosed proxy card; if you attend the meeting in person, you may withdraw your proxy and vote your shares.
Further information regarding voting rights and the business to be transacted at the annual meeting is included in the accompanying Proxy Statement.
I invite you to stay for refreshments following the meeting. Your continued interest in and support of Citizens Bancorp is truly appreciated.
We look forward to seeing you at the meeting.
Respectfully yours,
William V. Humphreys, Sr.
President and Chief Executive Officer

CITIZENS BANCORP
275 Southwest Third Street
Corvallis, Oregon 97333
(541) 752-5161
Notice of Annual Meeting of Shareholders

TIME	7:00 p.m. on Tuesday, April 17, 2007

PLACE	Lobby of Citizens Bank Main Office, 275 Southwest Third Street, Corvallis, Oregon

ITEMS OF BUSINESS	(1) To elect three directors to a three-year term.

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a shareholder at the close of business on March 1, 2007.

VOTING BY PROXY	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the Proxy Statement and on your enclosed proxy form.
By Order of the Board
William V. Humphreys, Sr.
President and CEO
This proxy statement and the accompanying proxy card are being distributed on or about
March 26, 2007

 i

PROXY STATEMENT
For Annual Meeting of Shareholders
to be held on April 17, 2007
INFORMATION RELATING TO THE MEETING
General
Meeting Information. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 26, 2007, for use in connection with the annual meeting of Shareholders of Citizens Bancorp to be held on Tuesday, April 17, 2007. In this Proxy Statement, the term “Bancorp” or “Company” refers to Citizens Bancorp, and the “Bank” refers to Citizens Bank. In certain circumstances, “Bancorp” may also refer to Citizens Bancorp and the Bank, collectively.
Solicitation of Proxies. The Board of Directors is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by employees of our subsidiary, Citizens Bank. In addition, if necessary, we may engage an outside proxy solicitation firm to render proxy solicitation services. If we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.
Record Date. If you were a shareholder on March 1, 2007, you are entitled to vote at the annual meeting. There were approximately 4,813,364 shares of common stock outstanding on the Record Date.
Quorum. The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both votes withheld and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.
Voting Requirement to Approve Matters Presented
Election of Directors. The three nominees for election as directors at the annual meeting with three-year terms to expire in 2010 who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from directors as a group, or for each individual nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
Voting of Proxies. Shares represented by properly executed proxies that are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy FOR the director nominees listed in this Proxy Statement. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivering to us of a subsequently dated proxy, or (3) notifying us at the annual meeting before the shareholder vote is taken.
Voting of Proxies by Shareholders of Record and by Beneficial Owners. A portion of Bancorp shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholders of Record. If your shares are registered directly in your name, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent to you by Bancorp through its transfer agent, Citizens Bank. As the shareholder of record, you have the right to grant your voting proxy directly to Bancorp or to vote in person at the annual meeting. Bancorp has enclosed a proxy card for you to use.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares.

Voting in Person at the Annual Meeting
Shareholders of Record. Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual meeting.
Beneficial Owner. Shares held in street name may be voted in person by you only if you bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on the record date.
BUSINESS OF THE MEETING
The only matter that is being presented for consideration by our shareholders at the annual meeting is the election of directors. The Board is not aware of any other matters to be brought before the meeting.
Proposal — Election of Directors
General. Our Articles of Incorporation allow the Board to set the number of directors on the Board within a range of eight to twelve. The Board has set the number of directors at nine. The Articles also authorize the Board to fill vacancies that occur on the Board, including vacancies that are a result of increasing the number of directors. Bancorp’s Board currently consists of nine directors. Information regarding their backgrounds and qualifications is set forth below under each of their biographical summaries.
Directors are elected for terms of three years or until their successors are qualified and elected. Our Articles of Incorporation provide for staggered terms, with approximately one-third of the directors elected each year. Our Articles of Incorporation require that our classes of directors be of as near-equal size as possible.
Accordingly, our Nominating/Corporate Governance Committee has recommended, and the Board has nominated, Michael A. Butler, Sidney A. Huwaldt and William V. Humphreys, Sr. for election as directors for three-year terms to expire in the year 2010. If any of the nominees should refuse or become unable to serve, your proxy will be voted for the person the Board designates to replace that nominee. We are not aware of any nominee who will be unable to, or refuses to serve as a director.
Vote Required. The three nominees for election as directors at the annual meeting with three-year terms to expire in 2010 who receive the highest number of affirmative votes will be elected.
The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board.
INFORMATION WITH RESPECT TO NOMINEES
AND OTHER DIRECTORS
The following tables set forth certain information with respect to the director nominees and the other continuing directors.
Director Nominees

Name	Age as of 3/1/07	Primary Occupation
Terms to Expire 2010
Michael A. Butler	51	President of Future B Homes
Sidney A. Huwaldt	64	Manager, Western States Insurance Agency, Inc.
William V. Humphreys, Sr.	59	President & CEO of Bancorp and Citizens Bank

Continuing Directors

Terms Expiring 2008
Scott A. Fewel	60	Attorney, Fewel & Brewer
Duane L. Sorensen	66	Retired
Rosetta C. Venell	67	Secretary-Treasurer Venell Farms, Inc.; Venell Pellets, Inc. and Mid-Valley Agricultural Products, Inc.
Terms Expiring 2009
Jock Gibson	65	President, Lochmead Dairy, Inc.; Vice President, Dari Mart Stores
James E. Richards	68	General Manager, Fisher Implement Company
Eric C. Thompson	43	President, Thompson Timber Company; President, TTT Timber, Inc.

Background of Continuing Directors and Nominees
The business experience of each of the directors for the past five years is described below. Directors of Bancorp also serve as directors of Citizens Bank.
Michael A. Butler was appointed to the Board of Bancorp and the Bank in August 2005. Mr. Butler has served as the President of Future B Homes, a residential home building company since 1995. Mr. Butler previously worked as a loan officer for Centennial Bank from 1980 – 1982, before joining US Bank in 1982 as Senior Vice President of Commercial Lending, where he remained until 1995. Mr. Butler graduated from Southern Oregon University with a Business major, and is also a graduate of the Pacific Coast Banking School in Seattle, Washington.
Scott A. Fewel has been a director of the Bank since 1996 and a director of Bancorp since its formation in 1997. He has practiced law for over 30 years and has spent the last 28 years in private practice with the law firm of Fewel & Brewer in Corvallis, Oregon. Mr. Fewel served as the City Attorney for Corvallis, Oregon from 1971 to 1981 and from 1992 to the present, and currently serves on the Board of Directors of the Benton County Foundation.
Jock Gibson has served as the Chairman of Bancorp and the Bank since 2000. He has been a director of the Bank since 1993 and of Bancorp since its formation. Mr. Gibson is the President of Lochmead Dairy, Inc., a dairy food processing company, and the Vice President of Dari Mart Stores, a retail grocery. He has been in the dairy food processing and retail business since 1965.
William V. Humphreys, Sr. has been a director and Bancorp’s President and Chief Executive Officer since its formation and a director and the President and Chief Executive Officer of the Bank since 1996. Mr. Humphreys, Sr. has been in the banking industry since 1968, and for the eight years prior to his employment at Bancorp and the Bank, served as the President of another Oregon community bank.
Sidney A. Huwaldt has been a member of the Board of Bancorp and the Bank since 2001. He has been the agency acquisition manager of Western States Insurance Agency, Inc. since 2001 and worked in the insurance business since 1979. From 1979 to 2003, he served on the Board of McMinnville Industrial Productions, an industrial development company, and was its President from 1998 to 2000.
James E. Richards has been a director of the Bank since 1988 and a director of Bancorp since its formation. Mr. Richards has served as the General Manager of Fisher Implement Company, a farm implement distributor in Albany, Oregon since 1964, and has been in the farm implement business since 1964.
Duane L. Sorensen has been a director of Bancorp and the Bank since 1998. Mr. Sorensen retired in 2000 as President of Waste Control Systems, Inc., a solid waste management company headquartered in Corvallis, Oregon. Prior to his retirement, Mr. Sorensen had served in the waste management business for 24 years.
Eric C. Thompson has been a director of Bancorp and the Bank since 2000. Mr. Thompson has served as the President of Thompson Timber Company and TTT Timber, Inc., both of Philomath, Oregon since 1987. Mr. Thompson has been in the timber business since 1981, and graduated from Oregon State University with a degree in forest management.
Rosetta C. Venell has been a director of the Bank since 1981 and a director of Bancorp since its formation. Ms. Venell has served as the secretary-treasurer of Venell Farms, Inc., Venell Pellets, Inc. and Mid-Valley Agricultural Products, Inc., of which she is involved in the daily management of these companies, since 1970. She has been involved in the agriculture business, including farming and seed marketing, since 1957.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. Bancorp operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.
Code of Ethics
We adopted a Code of Ethics for Senior Financial Officers, which applies to its principal executive officer, principal financial officer, principal accounting officer or controller, as well as to all other employees of Bancorp and Citizens Bank.
You can access our current Code of Ethics, as well as our Audit, Nominating/Corporate Governance and Compensation Committee charters by visiting Citizens Bank’s Website at (www.citizensebank.com), or by writing to: Citizens Bancorp, c/o the Corporate Secretary, P. O. Box 30, Corvallis, Oregon 97339.
Communication with the Board of Directors
Bancorp and the Board of Directors welcome communication from shareholders and other interested parties. Communications may be made by writing to the Chairman of the Board, c/o the Corporate Secretary, Citizens Bancorp, P. O. Box 30, Corvallis, Oregon 97339. A copy of such written communication will also be sent to Bancorp’s CEO. If the Chairman and the CEO determine that such communications are relevant to and consistent with Bancorp’s operations and policies, such communications will be forwarded to the entire Board for review and consideration.
Director Independence
As part of its commitment to good business practices and as a result of the adoption of the Sarbanes-Oxley Act of 2002, the Board has implemented certain corporate governance standards, including maintaining an independent Board. The Board has analyzed the independence of each director and nominee in accordance with the Nasdaq rules and has determined that the following members of the Board meet the applicable laws and listing standards regarding “independence” required by Nasdaq, and that each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each director, the Board considered many factors, including any lending with the directors, each of which were made on the same terms as comparable transactions made with other persons. Such arrangements are discussed in detail in the section entitled “Transactions with Management.”
Based on these standards, the Board determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and shareholder:

Michael A. Butler	James E. Richards
Scott A. Fewel	Duane L. Sorensen
Jock Gibson	Eric C. Thompson
Sidney A. Huwaldt	Rosetta C. Venell
In addition, based on such standards, the Board determined that William Humphreys, Sr. is not independent because he serves as an executive officer of the Company.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors met 12 times during the fiscal year. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served. We encourage but not require the directors to attend annual shareholder meetings. Last year, all of our directors attended the annual shareholder meeting.
The Board of Directors has established, among others, an Audit/Examination Committee, Nominating/Corporate Governance Committee and Management Review Committee (which operates as the Compensation Committee). In addition to Bancorp’s committees, Citizens Bank has established various committees on which directors serve, including a Human Resources Committee, Investment/Asset Liability Committee, Lending/CRA Committee and Technology Committee.

The following table shows the membership of certain committees during the fiscal year 2006.
Committee Membership

Human
Name	Audit	Compensation	Resources	Nominating
Michael A. Butler	☐	☑	☐	☐
Scott A. Fewel	☑*	☑	☐	☑
Jock Gibson	☑	☑*	☑	☑*
William V. Humphreys, Sr.	☐	☐	☑	☐
Sidney A. Huwaldt	☐	☑	☐	☑
James E. Richards	☑	☑	☑*	☑
Duane L. Sorensen	☑	☑	☐	☑
Eric C. Thompson	☐	☑	☐	☐
Rosetta C. Venell	☑	☑	☑	☑
*Committee Chair
Audit/Examination Committee. The Audit/Examination Committee is comprised of five directors, each of whom was considered “independent” as defined by the Nasdaq listing standards. None of the members meet the definition of “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission (“SEC”) under the Sarbanes-Oxley Act of 2002 (“Sarbanes Act”). Although Bancorp may seek in the future to add a director to the Board who could serve on the Committee in this capacity, the Board of Directors believes that the current members, one of whom is a retired Certified Public Accountant, provide an acceptable level of business and financial experience and expertise.
The Committee operates under a formal written charter. As part of its periodic review of audit committee-related matters, the Audit/Examination Committee has received updates on the relevant requirements of the Sarbanes Act and the revised rules of the SEC. Even though Bancorp is currently not listed on Nasdaq, the Audit Committee has also considered the corporate governance listing standards of Nasdaq in creating its charter.
The Audit/Examination Committee is responsible for the oversight of the quality and integrity of Bancorp’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. It is the responsibility of management to prepare Bancorp’s financial statements and to maintain internal controls over the financial reporting process. In discharging its duties, the Committee, among other things:
•	has the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;

•	reviews and approves the engagement of Bancorp’s independent auditors to perform audit and non-audit services and related fees;

•	meets independently with Bancorp’s internal auditing department, independent auditors and senior management;

•	reviews the integrity of Bancorp’s financial reporting process;

•	reviews Bancorp’s financial reports and disclosures submitted to bank regulatory authorities;

•	maintains procedures for the receipt, retention and treatment of complaints regarding financial matters; and

•	reviews and approves related persons transactions.

The Audit Committee held seven meetings during the year.
Management Review Committee. The Management Review Committee (“Compensation Committee”) is comprised of eight directors, each of whom is considered “independent” as defined by the Nasdaq listing standards. The Committee reviews the performance of the Chief Executive Officer and determines, approves and reports to the Board on the elements of his compensation and long-term equity based incentives and recommends, if appropriate, revisions to the compensation and benefit arrangements for directors. In determining the CEO’s compensation, the Committee looks at all relevant factors, including company performance and compensation to the CEO’s of comparable financial institutions. A detailed discussion of the executive compensation process can be found in the “Compensation Discussion and Analysis” section of this proxy statement. During 2006 the Committee had not operated under a formal charter; however, in March, 2007, the Compensation Committee reviewed and adopted a formal written charter. The Compensation Committee met once during 2006.
Human Resources Committee. In addition to the Management Review Committee, the Bank has a Human Resources Committee whose function is to review the performance of the executive officers of the Bank (other than the Chief Executive Officer, whose performance and compensation is reviewed by the Compensation Committee) and determine, approve and report to the Board on the elements of their compensation and long-term equity based incentives. In addition, the Human Resources Committee:
•	recommends, if appropriate, new employee benefit plans to the Board of Directors;

•	reviews all employee benefit plans; and

•	make determinations in connection with compensation matters as may be necessary or advisable.
In determining the compensation for the executive officers, the Committee considers recommendations from the Chief Executive Officer and other key executives, and approves, in total, the compensation levels for all other bank officers. A detailed discussion of the executive compensation process can be found in the “Compensation Discussion and Analysis” section of this proxy statement. The Human Resources Committee has not adopted a formal charter. The Committee met once during the year for the purposes of reviewing salary and incentive compensation for certain executive officers. The Human Resources Committee also approves the profit sharing contribution and the bonus pool amount awarded to all employees.
Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee (“Nominating Committee”) is comprised of six directors, each of whom is considered “independent” as defined by the Nasdaq listing standards. The Committee is responsible for recommending a slate of directors for election at Bancorp’s annual meeting and appointing directors to fill vacancies as they occur. It is also responsible for (i) considering the appropriate Board size and committee structure and appointments; and (ii) developing and reviewing corporate governance principles applicable to Bancorp and its subsidiary. The Committee operates under a formal written charter.
The Nominating Committee will consider nominees recommended by shareholders, provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Proposals and Director Nominations.” The Committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Nominating Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. We do not anticipate that the Committee will adopt specific minimum qualifications for Committee-recommended nominees, but that the Committee will instead evaluate each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by Bancorp, and special skills. The Nominating Committee will also evaluate whether the nominee’s skills are complimentary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise, as well as geographical representation of Bancorp’s market areas.
Committee Reports
Report of Audit Committee
The Audit/Examination Committee (“Audit Committee”) of the Board of Directors makes the following report, which notwithstanding anything to the contrary set forth in any of Bancorp’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Audit Committee consists of five outside directors, each of whom is determined to be independent for audit committee purposes as defined by the Nasdaq Listing Standards. The Board of Directors has affirmed that each member of the Audit Committee has no material relationship with Bancorp that would jeopardize the director’s ability to exercise independent judgment.

The Audit Committee provides assistance to the Board of Directors in fulfilling their oversight responsibilities relating to corporate accounting, reporting practices of Bancorp, and the quality and integrity of the financial reports of the corporation. The purpose of the Committee is to serve as an independent and objective party to monitor Bancorp’s financial reporting process and internal control system, review and appraise the audit effort of Bancorp’s independent accountants and internal auditing department, maintain free and open means of communication between the Board of Directors, the independent accountants, financial management, and the internal auditors.
The Audit Committee is responsible for assuring the independence of the independent auditor and for retention, supervision and termination of the independent auditor. The independent auditor reports directly to the Audit Committee. The Committee must approve all non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to Bancorp, as prescribed by the Sarbanes Act, thus payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Audit Committee determines the extent of funding that the Company must provide to it, and has determined that such amounts are sufficient to carry out its duties.
With respect to the year ended December 31, 2006, in addition to its other work, the Committee:
•
Met with management and McGladrey & Pullen, LLP to review Bancorp’s accounting functions and reviewed and discussed the audited consolidated financial statements of Bancorp as of December 31, 2006 and the year then ended;

•
Discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent auditor during its examination of Bancorp’s financial statements; and

•
Received from McGladrey & Pullen, LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and upon discussions with McGladrey & Pullen, LLP regarding that firm’s independence, determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.
Audit/Examination Committee Members
Scott A. Fewel (Chairperson) • Jock Gibson • James E. Richards
Duane L. Sorensen • Rosetta C. Venell
Report of the Compensation and Human Resources Committees
The Compensation and Human Resources Committees of the Board of Directors (which for purposes of this report, is collectively referred to as the “Compensation Committee”), makes the following report, which notwithstanding anything to the contrary set forth in any of Bancorp’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management, and based on that review and discussions, the Compensation Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and 2006 Annual 10-K Report.
Compensation Committee Members
Jock Gibson (Chairperson) • Michael E. Butler • Scott A. Fewel • James E. Richards
Duane L. Sorensen • Eric C. Thompson • Sidney A. Huwaldt • Rosetta C. Venell
Human Resources Committee Members
James E. Richards (Chairperson) • Jock Gibson • William V. Humphreys, Sr. • Rosetta C. Venell

COMPENSATION OF DIRECTORS
Board Fees. Bancorp does not pay directors who are also employees of Citizens Bank additional compensation for their service as directors. During 2006, each of Bancorp’s directors, each of who also serve as directors of the Bank, received $1,000 per month, with the exception of the Chairman of the Board who received $2,000 per month, and the Chair of the Audit/Examination Committee, who received $1,500 per month.
The following table shows compensation paid or accrued for the last fiscal year to the Company’s non-employee directors. Mr. Humphreys is not included in the table as he is an employee of the Company and receives no additional compensation for his services as a director.
2006 Director Compensation Table

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)
(a)	(b)(1)	(c)
Michael A. Butler	$12,000	$12,000
Scott A. Fewel	18,000	18,000
Jock Gibson	24,000	24,000
Sidney A. Huwaldt	12,000	12,000
James E. Richards	12,000	12,000
Duane L. Sorensen	12,000	12,000
Eric C. Thompson	12,000	12,000
Rosetta C. Venell	12,000	12,000

(1)
Amount shown reflects the payment of a monthly director fee of $1,000 per month, except for Mr. Fewel, who in his capacity as Audit Committee Chair received $1,500 per month and Mr. Gibson, who in his capacity as Chairman of Board received $2,000 per month. The Chairs for the other committees do not receive any additional compensation.

EXECUTIVE COMPENSATION
The following section describes the compensation that the Company pays its Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers (the “Named Executive Officers”). This section includes:
•	the Compensation Discussion and Analysis (“CD&A”) of management on executive compensation;

•	detailed tables showing compensation of the Named Executive Officers; and

•	narrative disclosure about various compensation plans and arrangements and post employment and termination benefits.
Compensation Discussion & Analysis
Compensation Philosophy and Objectives
The primary objectives of our executive compensation and benefits program is to (i) provide a level of compensation to attract, retain and motivate talented individuals who can perform at optimal levels to enable Citizens Bank to meet its mission, which is to “provide superior financial services to our customers and to promote economic growth and stability in our communities while earning a profit;” and (ii) remain an independent financial institution. To achieve these objectives, it is imperative that we attract and retain experienced and high performing leaders, who are key to the Bank achieving a high level of financial performance, an effective precursor for independence.

Our goal is to consistently provide shareholder value. This requires the leadership of talented executives with compensation packages that are competitive within the marketplace. We evaluate both performance and compensation to ensure that we are able to attract, retain and motivate executives of superior ability who are critical to our future success and impact shareholder value. Moreover, compensation provided to our executive officers must remain competitive relative to the compensation paid to similarly situated executives of peer companies. To accomplish these objectives, we believe executive compensation packages should include cash, with both short-term and long-term incentives in order to reward performance as measured against annual goals.
We believe that our financial condition, our healthy corporate culture, our history of high performance, our market location and other factors also act to attract high quality management talent, and have determined that an appropriate compensation strategy is to compensate our top five executives at or about the median level for similar organizations, with similar levels of responsibility and complexity. We have historically contributed a higher level of funding into key executive retirement accounts than does the typical industry peer, therefore, we believe that cash compensation for our executives (salary and bonus) in the 90% of peer range is a competitive target, so long as financial performance remains above peer median.
Administration of Compensation Programs and the Role of the Chief Executive Officer
The Compensation Committee is responsible for establishing compensation for Bancorp’s Chief Executive Officer. The Committee approves and recommends to the full Board the base salary, bonus and equity awards for the Chief Executive Officer. In addition, this committee also oversees the succession plan for the Chief Executive Officer. In order to carry out its responsibilities, the Compensation Committee may rely on the assistance and advice of other professional consultants and advisors.
The Bank’s Human Resources Committee is responsible for establishing, maintaining, and administering the Company’s compensation programs and employee benefit plans, as well as establishing the compensation for the remaining four Named Executive Officers. The Human Resources Committee, upon recommendation of the Chief Executive Officer, recommends the base salary, bonus and other forms of compensation to the full Board of Directors for these four executive officers.
Role of the Chief Executive Officer
Our Chief Executive Officer makes recommendations to the Human Resources Committee regarding compensation of other executives. Specifically, the Chief Executive Officer:
•	Establishes and recommends for approval the compensation for the other executives;

•	Provides status reports on company performance against established goals;

•	Evaluates the performance of the other executives individually and as a group;

•	Recommends change to compensation and benefit strategies for the Company;

•	Recommends change to compensation and benefit plans;

•	Recommends change to established plan documents and policies requiring Compensation Committee approval and Board approval; and

•	Recommends new plan documents and policies regarding compensation and benefits.

Determination of Appropriate Pay Levels
In setting executive officer compensation, Bancorp does not presently employ quantitative methods, such as basing compensation directly on the achievement of specific numerical performance targets or goals. However, the amount of compensation potentially available for the payment of bonuses does depend on Bancorp meeting its targeted return on assets, return on shareholders’ equity, and the overall safety and soundness as determined by its regulators. Compensation for each officer, including the Chief Executive Officer, is set individually based on a performance review. The review takes into account such factors as the quality of the officer’s performance for the year, the year over year growth and return on assets achieved by Bancorp and the Bank, and the extent to which, in the ultimate judgment of the Board, the officer has contributed to enhancing shareholder value and meeting individual and company goals and objectives. Bancorp also collects compensation data from national surveys and peer group banks. This assures that its executive officer compensation levels are approximate to the median level for its peer group banks. The Company used compensation information from the 2006 Bank Compensation Survey by McGladrey & Pullen, LLP. The 32 peer group banks (“Peer Group”) included in the survey are as follows:

Alaska Pacific Bank	First Bank	Raymond Federal Bank
Bank of Eastern Oregon	First Sound Bank	Security State Bank
Bank of Salem	Inland NW Bank	Silver Falls Bank
Bank of Washington	Mbank	Skagit State Bank
Cashmere Valley Bank	Mt. Rainier National Bank	South Valley Bank & Trust
Citizens Bank	Mariner Bank	Summit Bank
Coastal Community Bank	North Country Bank	Valley Bank
Columbia River Bank	NW Commercial Bank	Willamette Valley Bank
Eastside Commercial Bank	Peoples Bank	Westside Community Bank
Evergreen Bank	Peoples Bank of Commerce	Wheatland Bank
F&M Bank	Prime Pacific Bank
Overview of Executive Compensation Components
Our total compensation mix for the Named Executive Officers is made up of a combination of base salary, annual cash bonus, an incentive stock option plan, a supplemental executive retirement plan, a health insurance plan and other benefits. We believe that this mix of executive compensation is appropriate and consistent with what is prevailing in the marketplace for institutions such as ours.
Base Salary
Base salary is a key component of our compensation program and ensures that we are successful in attracting and retaining executive talent capable of meeting our objectives. Base salary is initially established for the executive on the basis of a combination of factors, including a review of published industry salary surveys, recruitment competition for the individual, and certain subjective factors such as the individual’s experience, reputation, and the job description of the position they are being hired for. Base salaries are reviewed annually.
Cash Bonus
It has been the policy of the Company to award employees of the Company an annual cash award from a bonus pool equal to approximately five percent of the annual pre-tax profit of the Company. The overall philosophy of the Compensation and Human Resources Committees is to be generally competitive with base salaries, but to provide generous incentive compensation for exceptional performance relative to established financial goals. The Committees and the Board of Directors believe that aligning incentive compensation awards with exceptional performance relative to specific financial goals will ultimately enhance long-term shareholder value. The cash bonus awards made to the Named Executive Officers are paid from the available amount in the bonus pool. The Compensation Committee determines the amount of cash bonus to be awarded to the Chief Executive Officer, and the Chief Executive Officer recommends the awards to be paid to the other four Name Executive Officers. The remainder of the bonus pool is disbursed by the executive team to the branch managers and then throughout the remainder of the organization. It is the strategy of the cash bonus plan to award every productive employee with some level of bonus from the bonus pool.
401(k) Retirement Plan
The Company has historically maintained a 401A or 401(k) retirement plan for the benefit of its employees. In keeping with the Company’s philosophy to reward achievement, beginning in 2000, the Company reduced its contribution to the 401(k) from 15% to 10%, and increased the bonus pool by a similar amount. The Named Executive Officers waived their right to participate in the 401(k) retirement plan in favor of the supplemental executive retirement plan discussed below.

Supplemental Executive Retirement Program
The Company approved a supplemental executive retirement program (“SERP”) as a retention tool for the Named Executive Officers, each whom, at the time of adoption, had been employed by the Company for at least four years. The SERP is funded by a prepaid life insurance annuity that will provide retirement benefits to the Named Executive Officer upon his or her retirement. The SERP is a non-qualified plan designed to provide retirement benefits based upon a fixed amount at the time the plan was implemented, provided the executive remains employed with the Company for the initial ten year vesting period. The plan was approved with a number of conditions designed to ensure the continued employment of the Named Executive Officers, and also contains a number of provisions designed to protect the Company. Funding of the SERP was designed so that contributions by the Company would not exceed the amounts that would have been contributed to the Named Executive Officers’ 401(k) account, had they participated in the 401(k) retirement plan. Participants in the SERP waived their right to participate in the 401(k) plan, in favor of the SERP.
Long Term Incentive
Stock Bonus Plan. In 1998 Bancorp implemented a Stock Bonus Plan for employees of the Company that is administered by the Human Resources Committee. The objective of the Stock Bonus Plan is to enable the Bank to attract and retain experienced employees, and to provide an incentive to these individuals. Grants of stock under the Stock Bonus Plan may be made to officers and employees of the Bank who the Board believes have made, or will make an essential contribution to the Bank. Under the Stock Bonus Plan, shares are authorized for distribution to employees based on the performance of the Company over a relatively extended period of time. The Company believes that this long term incentive avoids undue emphasis on short-term performance and encourages decision-making that benefits the Company in the longer term.
Incentive Stock Option Plan. The Company maintains an Incentive Stock Option Plan that provides for the grant of incentive and non-qualified stock options to officers and key employees. Options granted under the plan are granted at an exercise price of not less than the fair market value of Bancorp’s common stock at the time of grant. While the Company historically granted options under the plan as a form of incentive compensation, as a result of changes in the accounting for share-based compensation, the Company has put less emphasis on this form of compensation. During 2006, no options were granted under the plan.
Other Benefits. The Company provides a health insurance plan designed to promote the health and well-being of our employees as well as providing income protection. Core health benefits include primarily major medical and dental. Life, disability, and accident insurance can be obtained at an extra charge to the employee. In 2006, Bancorp paid 88.4% of the employee’s insurance premiums and 67.7% of premiums for family members.
2006 Compensation
In determining the base salary of William V. Humphreys, Sr., the President and Chief Executive Officer of Bancorp and the Bank, the Compensation Committee reviewed the Peer Group compensation surveys of Oregon banking institutions. This information was used with the intent to provide Mr. Humphreys, Sr. with base compensation that is comparable to chief executives of banking institutions relative in size to Bancorp and the Bank. Base compensation for other executive officers was determined with reference to the same information. In awarding bonuses, Bancorp and the Bank employs no numerical formulas, and does not guarantee its executive officers that such awards will be made. However, the amount of compensation potentially available for such purposes does depend on Bancorp’s return on assets for the year, its return on shareholders’ equity, and the overall safety and soundness of Bancorp and the Bank as determined by its regulators. The Board’s decisions concerning executive officer bonuses are not based upon the attainment of any specific quantitative performance objectives, but are arrived at depending on the achievement of certain goals set by the Board at the beginning of each fiscal year. These goals included reaching certain levels of return on equity, return on assets and asset growth, overall operational efficiency and safety and soundness.
Chief Executive Officer. In establishing Mr. Humphreys’ compensation for 2006, the Compensation Committee used the executive compensation components described above. The Committee considered the Company’s return on assets and asset growth, return on shareholders’ equity, and overall safety and soundness as determined by its regulators. Considering all of these factors, which were not specifically weighted, during 2006 the Committee recommended, and the Board approved, a salary of $202,240 for Mr. Humphreys and awarded a 2006 performance bonus of $50,000. For the year 2006, Mr. Humphreys’ cash compensation (salary and bonus) totaled $252,240, no change when compared to 2005 total cash compensation of $252,240.
Other Named Executives. In establishing the compensation for the other four Named Executive Officers, the Human Resources Committee, considered the recommendations of the Chief Executive Officer, which was based on the same factors described above.

Compensation Tables
The following table shows compensation paid or accrued for the last fiscal year to Citizens Chief Executive Officer, Chief Financial Officer and each of the three Named Executives earning in excess of $100,000. Citizens Bank pays all compensation of the executive officers.
Summary Compensation Table

					Change in Pension Value
				Stock	and Nonqualified Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Compensation Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(h)(3)	(i)(4)	(j)
William V. Humphreys, Sr.,	2006	$202,240	$50,000	$0	$75,849	$566	$328,655
President and CEO
Lark E. Wysham	2006	113,836	18,000	0	41,773	0	173,609
Chief Financial Officer
William F. Hubel, Jr., Chief Operating Officer	2006	111,826	18,000	0	40,611	0	170,437
Steven R. Terjeson, Chief Lending Officer	2006	107,394	18,000	160	28,036	167	153,430
Scott H. Zimbrick, Chief Marketing Officer	2006	107,394	18,000	0	40,611	0	166,005

(1)	Includes $24,000 deferred by Mr. Humphreys pursuant to the Company’s Deferred Compensation Plan, the material terms of which are described below under “Deferred Compensation Plan.”

(2)
Represents the amount realized by Bancorp during 2006 for the shares granted under the Company’s Stock Bonus Plan, the material terms of which are described below. Mr. Terjeson was awarded ten shares of stock in recognition of his ten year employment anniversary. Since the Company has no public market for its stock, the fair market value is based on the last sale of the Company’s common stock on April 14, 2006 ($16.00).

(3)
Represents the actuarial increase during 2006 in the present value of the Named Executive Officer’s benefits under Bancorp’s Supplemental Executive Retirement Program (SERP) and includes amounts which the Named Executives may not currently be entitled to receive because all conditions under the SERP may not have been met. The material terms of the SERP are described below under “Post Employment and Termination Benefits — Supplemental Executive Retirement Program.”

(4)
Represents the amounts paid to Mr. Humphreys and Mr. Terjeson, respectively, for Paid Time Off earned in 2005, but converted and paid in cash in 2006. Does not include amounts attributable to miscellaneous benefits received by executive officers, which in the opinion of management, the costs of providing such benefits to any individual executive officer during the year ended December 31, 2006 did not exceed $10,000 in the aggregate.

Incentive Plans
Stock Bonus Plan. In 1998 Bancorp adopted the 1998 Stock Bonus Plan (the “Bonus Plan”) that was approved by the shareholders in 1999. The objective of the Bonus Plan is to enable the Bank to attract and retain experienced and able employees, and to provide an incentive to these individuals. Grants of stock under the Bonus Plan may be made to officers and employees of the Bank whom the Board believes have made, or will make an essential contribution to the Bank. Only directors who are also employees of the Bank are eligible to receive stock grants under the Bonus Plan. The Bonus Plan is administered by Bancorp’s Board of Directors, which may adopt or amend rules and regulations for its administration or which may delegate administration to a committee of the Board.
The grant of stock under the Bonus Plan is at the complete discretion of Bancorp’s Board. Subject to the limitations imposed by the Bonus Plan and by applicable law and regulation, the amount, terms and conditions of all grants under the Bonus Plan are determined by the Board. There are no specific numerical performance criteria to qualify for a stock bonus grant. Bancorp believes that it is in the Company’s best interests to reward its employees for company performance over a relatively extended period, in order to avoid undue emphasis on short-term performance and encourage decision-making that will benefit Bancorp in the longer term. Accordingly, Bancorp has granted stock bonus awards to employees upon attaining a certain number of years of service with the Bank. Awards granted under the Bonus Plan may be subject to a vesting schedule as determined by the Board of Directors. Awards granted to date are not subject to vesting requirements.

Under the Company’s Bonus Plan, 45,365 shares are authorized for distribution, which are adjusted for any stock splits, stock dividends, or other changes in Bancorp’s capitalization. As of December 31, 2006, grants for 400 shares of Bancorp common stock have been made to 50 employees of the Bank under the Bonus Plan, and 44,965 shares remained available for further grant.
Incentive Stock Option Plan. In 1998, Bancorp’s Board of Directors adopted the 1998 Incentive Stock Option Plan (“ISOP”), which was approved by the shareholders at the 1999 annual meeting. The ISOP provides for incentive and non-qualified stock options to be granted to officers and key employees of Citizens Bank. Only directors who are also employees of the Bank are eligible to receive options under the ISOP. All incentive stock options granted under the ISOP will expire no more than ten years from the date of grant. Non qualified stock options will expire at such time as fixed by the Board. All options granted must have an exercise price of not less than the fair market value of Bancorp stock at the time of grant. Under the terms of the ISOP, options will be subject to a separate agreement, the terms and conditions of which will determined by the Board of Directors.
Under the ISOP, 181,460 shares of Bancorp’s common stock are authorized for issuance, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in Bancorp’s capitalization. As of December 31, 2006, options for a total of 174,527 shares were granted under the ISOP and 6,933 shares remained available for future grant. No option grants were made under the ISOP during 2006.
Other Employee Plans
Dividend Reinvestment Plan. In 1997, Bancorp instituted a dividend reinvestment plan which allows for 50% or 100% of the cash dividends paid by Bancorp to be reinvested in shares of Bancorp’s common stock based upon shareholder election. Under the DRIP, 1,732,500 shares are authorized and reserved for issuance. At December 31, 2006, 466,598 shares had been issued.
2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
William V. Humphreys, Sr.	0	0	0	0
Lark E. Wysham	600	$2,508	0	0
William F. Hubel, Jr.	0	0	0	0
Steven R. Terjeson	0	0	10	$160
Scott H. Zimbrick	161	632	0	0

(1)
Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options (based on the closing price on the date of grant). The numbers have been adjusted to reflect all applicable stock splits and stock dividends.

(2)	Value realized represents the fair market value (closing price) of the shares at the time of vesting.

2006 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
		Number of	Number of Securities
		Securities	Underlying		Option
		Underlying Options	Unexercised Options		Exercise Price	Option
Name	Grant Date	(#) Exercisable	(#) Unexercisable		($)	Expiration Date
(a)	(b)	(c)	(d)		(e)	(f)
William V. Humphreys, Sr.	01/21/04	2,000	2,000	(1)	$18.40	01/21/14
	02/18/03	3,300	1,100	(2)	13.18	02/13/13
	12/31/01	3,850	0	(3)	13.18	12/31/11
	02/24/00	2,750	0	(4)	12.22	02/24/10
William F. Hubel, Jr.	11/16/04	750	750	(5)	16.70	11/16/14
	12/16/03	1,238	412	(6)	18.50	12/16/13
	12/17/02	1,298	0	(7)	11.36	12/17/12
	12/18/01	1,650	0	(8)	13.18	12/18/11
	12/14/99	1,100	0	(9)	11.82	12/14/09
Steven R. Terjeson	11/16/04	750	750	(5)	16.70	11/16/14
	12/16/03	1,238	412	(6)	18.50	12/16/13
	12/17/02	1,650	0	(7)	11.36	12/17/12
	12/18/01	1,650	0	(8)	13.18	12/18/11
	12/14/99	441	0	(9)	11.82	12/14/09
Lark E. Wysham	11/16/04	750	750	(5)	16.70	11/16/14
	12/16/03	1,238	412	(6)	18.50	12/16/13
	12/17/02	1,650	0	(7)	11.36	12/17/12
	12/18/01	1,650	0	(8)	13.18	12/18/11
	12/14/99	300	0	(9)	11.82	12/14/09
Scott H. Zimbrick	11/16/04	750	750	(5)	16.70	11/16/14
	12/16/03	1,238	412	(6)	18.50	12/16/13
	12/17/02	1,539	0	(7)	11.36	12/17/12
	12/18/01	1,650	0	(8)	13.18	12/18/11

(1)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 1/21/2008.

(2)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 2/18/2007.

(3)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 12/31/2005.

(4)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 2/24/2004.

(5)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 11/16/2008.

(6)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 12/16/2007.

(7)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 12/17/2006.

(8)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 12/18/2005.

(9)	Granted under the terms of the 1998 Incentive Stock Option Plan. The options vest over a four-year period at 25% per year becoming fully vested on 12/14/2003.

Post Employment and Termination Benefits
Nonqualified Deferred Compensation
Deferred Compensation Plan. In 1997, the Bank established a deferred compensation plan for William V. Humphreys, Sr. under which Mr. Humphreys may defer certain income that would otherwise be taxable as earned and paid in the ordinary course. Mr. Humphreys will be eligible to receive the proceeds from this account, plus interest, in equal installments over a five-year period following his retirement.
The following table provides information regarding nonqualified deferred compensation paid to Mr. Humphreys during fiscal year 2006.

	Executive Contribution	Aggregate Earnings	Aggregate Balance at
	in Last FY	in Last FY	Last FYE
Name	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)
William V. Humphreys, Sr.	$24,000	$6,643	$161,020

(1)
Amounts deferred pursuant to the Deferred Compensation Plan, which are reported as compensation to Mr. Humphreys in the Summary Compensation Table. The materials terms of Deferred Compensation Plan are described above.

(2)
Earnings on amounts deferred under the Deferred Plan are calculated on the first day of each calendar quarter and credited to the deferred compensation account. The calculation is based on the deferred compensation average daily account balance for the prior quarter using the rate quoted by the federal government on the one year Treasury security on the first business day of the quarter.

Pension Benefits
Supplemental Executive Retirement Program. In 2001, Citizens Bank implemented a supplemental executive retirement program (“SERP”) for the Named Executive Officers listed in the compensation table to provide retirement benefits to those officers. The SERP is unsecured and unfunded and there are no plan assets. The Bank has purchased single premium Bank-Owned Life Insurance policies (“BOLI policies”) on the lives of the Named Executive Officers and intends to use income from the BOLI policies to offset SERP benefit expenses.
The SERP provides the Named Executives with lifetime retirement benefits generally based on a fixed annual amount of compensation. The maximum fixed annual amount payable under the SERP to Mr. Humphreys is $100,000; the maximum fixed annual amount payable to Messrs. Hubel, Terjeson and Zimbrick and Ms. Wysham is $50,000, respectively. The SERP includes a number of restrictions on payment, including a requirement, subject to exception, that the executive remain employed by Bancorp and/or the Bank for ten years. To receive the maximum amount payable under the SERP, the executive must also have attained the age of 62 (60 in the event of a change in control, as defined). The SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the executive’s benefit. These potential adjustments include provisions for payments of benefits following the covered executive’s disability for any reason, acceleration of eligibility for benefits in the case of termination related to a change in control, early retirement at a reduced benefit amount, a 2% annual inflation adjustment to benefit payments, and an “Applicable Percentage” schedule, from 0% to 100% of the amount payable, analogous to a ten year vesting schedule. A potential SERP adjustment also includes an elimination of benefits if the covered executive is terminated for cause, or resigns voluntarily, except in certain circumstances, before obtaining a specified early retirement age.
Associated with the SERP benefit is a death benefit for each Named Executive Officer’s designated beneficiaries. Beneficiaries designated by an executive are entitled to a split dollar share of the death proceeds from the life insurance policies on each executive, which vary depending on the Executive’s age at death, employment status with Bancorp at the time of death, and eligibility to receive SERP payments.

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)
(a)	(b)(1)	(c)(2)	(d)(3)
William V. Humphreys, Sr.	SERP	5	$305,367
Lark E. Wysham	SERP	5	$168,194
William F. Hubel, Jr.	SERP	5	$163,505
Steven R. Terjeson	SERP	5	$112,878
Scott H. Zimbrick	SERP	5	$163,505

(1)	The terms of the SERP are described under Pension Benefits set forth above.

(2)
Under the terms of the SERP, an executive must, in addition to other conditions, be employed with Bancorp for at least 10 years and have attained the age of 62 (60 in the event of a change in control) to receive full benefits under the SERP.

(3)	The maximum annual lifetime benefits payable under the SERP to the Named Executives is as follows: Mr. Humphreys $100,000; Messrs. Hubel, Terjeson and Zimbrick and Ms. Wysham $50,000.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information as of January 31, 2007, regarding the shares of Bancorp common stock beneficially owned by (i) each director and nominee of Bancorp, (ii) the executive officers of Bancorp named in the summary compensation table, above, (iii) all persons who are beneficial owners of five percent or more of Bancorp’s common stock; and (iv) all directors and executive officers of Bancorp and/or the Bank as a group. Except as otherwise noted, Bancorp believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Beneficial ownership is determined under the rules of the SEC and includes shares that could be acquired within 60 days through the exercise of an option or other right. All share numbers and prices have been adjusted for applicable stock splits and stock dividends.
Directors and Named Executive Officers

			Percentage of
	Number of Shares of		Outstanding
Name and Position	Common Stock Owned		Common Stock
Directors
Jock Gibson, Chairman	35,716	(1)	*
William V. Humphreys, Sr., Director, President and CEO of Bancorp and the Bank	28,345	(2)	*
Michael A. Butler, Director	5,285	(1)	*
Scott A. Fewel, Director	8,634	(3)	*
Sidney A. Huwaldt, Director	4,930	(4)	*
James E. Richards, Director	26,673	(5)	*
Duane L. Sorensen, Director	23,385	(6)	*
Eric C. Thompson, Director	553,666	(7)	11.51%
Rosetta C. Venell, Director	84,278	(8)	1.75%
* Represents less than one percent

(1)	All shares are held jointly with spouse.

(2)
Includes 10,839 shares held in the name of a spousal trust, over which Mr. Humphreys, Sr. has voting and investment power as a trustee, 3,506 shares held jointly with Mr. Humphrey’s spouse, and 14,000 shares subject to options that could be exercised within 60 days (March 31, 2007).

(3)	Includes 3,946 shares held jointly with Mr. Fewel’s spouse and 4,688 shares held by Mr. Fewel’s spouse, as to which Mr. Fewel disclaims beneficial ownership.

(4)	All shares held in revocable living trusts over which Mr. Huwaldt has voting and investment power as a trustee.

(5)	All shares held in the name of a spousal trust, over which Mr. Richards has voting and investment power as a trustee.

(6)	All shares held in the name of a family limited partnership, over which Mr. Sorensen has voting and investment power.

(7)
Includes 303,648 shares owned by a corporation of which Mr. Thompson is an officer and shareholder; 6,914 shares held in the Thompson Foundation, for which Mr. Thompson and other Thompson family members serve as directors; 8,597 shares held by Mr. Thompson’s spouse as a custodian for a minor child; 18,952 shares held by Mr. Thompson as a custodian for minor children, of which Mr. Thompson disclaims beneficial ownership; and 14,283 shares held in an IRA.

(8)
Includes 31,671 shares held by spouse as to which Ms. Venell disclaims beneficial ownership and 5,297 shares held as a custodian for the benefit of minor grandchildren, over which Ms. Venell shares voting and investment power.

Executive Officers
In addition to their stock ownership, the following table includes information with respect to the five-year employment history and age of the executives listed below. All of the following executive officers have worked for the Bank at least five years.

		Percentage of
	Number of Shares of	Outstanding
Name, Position with Bank, and Age	Common Stock Owned (1) (2)	Common Stock
William F. Hubel, Jr. EVP & Chief Operating Officer, 51	7,488	*
Steven R. Terjeson, EVP & Chief Lending Officer, 50	6,907	*
Lark E. Wysham, EVP & Chief Financial Officer, 57	8,274	*
Scott M. Zimbrick, EVP & Chief Marketing Officer, 51	8,626	*
Officers & Directors as a Group (13 Individuals)	802,174	16.68%

* Represents less than one percent

(1)
Includes shares subject to options exercisable within 60 days (March 31, 2007) as follows: Messrs. Hubel, Jr. 6,036 shares; Terjeson 5,729 shares; Zimbrick 5,177 shares; Ms. Wysham 5,588 shares, and 765,677 shares held by officers and directors as a group.

(2)
All shares shown for Messrs. Hubel and Terjeson are owned jointly with their respective spouses, with whom each share voting and investment power. Shares shown for Ms. Wysham include 2,686 shares held in a trust over which she shares voting and investment power, and 149 shares held in an individual retirement account for the benefit of Ms. Wysham. Shares for Mr. Zimbrick include 3,438 shares owned jointly with his spouse, with whom he shares voting and investment power.

Principal Shareholders Owning 5%
The Thompson Family, consisting of former director Gene N. Thompson, his wife and their three children, Courtenay A. Thompson, Gina L. Morrow and Eric C. Thompson (who is also a current director of Bancorp) are each beneficial owners of over 5% of Bancorp’s common stock. The address for mailing purposes for each of the named individuals is c/o Citizens Bank, P. O. Box 30, Corvallis, Oregon 97339.

Name	Number of Shares		% of Shares
Gina L. Morrow	488,040	(1)	10.15%
Courtenay A. Thompson	461,155	(2)	9.59%
Eric C. Thompson	553,666	(3)	11.51%
Gene N. Thompson	455,033	(3)	9.46%

(1)
Includes 303,648 shares owned by a corporation of which Ms. Morrow and other reporting family members are directors and/or executive and shareholders, and 20,175 shares held as custodian for the benefit of minor children for which she disclaims beneficial ownership. The shares owned by the corporation are considered beneficially held by Gene Thompson, Eric Thompson and Courtenay Thompson.

(2)
Includes 1,870 shares held by Ms. Thompson’s spouse, 303,648 shares owned by a corporation of which Ms. Thompson and other reporting family members are directors and/or executive and shareholders, and 1,200 shares held as custodian for the benefit of minor children for which she disclaims beneficial ownership. The shares owned by the corporation are considered beneficially held by Gene Thompson, Eric Thompson and Courtenay Thompson.

(3)
Includes 303,648 shares owned by a corporation of which Eric Thompson and Gene Thompson, respectively, their respective spouses, and other reporting members are directors, and/or executive officers, 6,914 shares held in a family foundation in which Eric Thompson and Gene Thompson serve as directors; 18,952 and 101,847 shares, respectively, held as custodian for the benefit of minor children for which they disclaim beneficial ownership; 8,597 shares held as custodian for the benefit of minor children by Eric Thompson’s spouse, and 4,731 shares held by Gene Thompson’s spouse, which each respectively disclaim beneficial ownership. The shares owned by the corporation are considered beneficially held by Eric Thompson, Gene Thompson, Gina L. Morrow and Courtenay Thompson, and the shares owned by the family foundation are also considered beneficially held by Gene Thompson and Eric Thompson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Bancorp and Citizens Bank by a related party (or their immediate family) must generally be approved by the Audit Committee (or a comparable committee of independent disinterested directors) in accordance with the policies and procedures set forth in the policy governing Related Persons Transactions adopted by the Board of Directors. Under the Related Persons Transaction Policy, a transaction between a “related person” shall be consummated only if the designated committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
During 2006 certain directors and executive officers of Bancorp and Citizens Bank, and their associates, were customers of Citizens Bank, and it is anticipated that such individuals will continue to be customers of Citizens Bank in the future. All transactions between Citizens Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collect ability or present other unfavorable features.
COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS
Section 16(a) of the Securities Exchange Act of 1934 requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the SEC regarding beneficial ownership of Bancorp stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.
Based solely on our review of the copies of the filings that we received for the fiscal year ended December 31, 2006, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
McGladrey & Pullen LLP, independent registered public accounting firm, performed the audit of our consolidated financial statements, which include our subsidiary Citizens Bank, for the year ended December 31, 2006. A representative of McGladrey is expected to be present at the annual meeting to make a statement, if desired, and to be available to respond to appropriate questions.
The Audit Committee approved a change in auditors at a meeting held on November 8, 2006. At that meeting, the Audit Committee appointed Symonds, Evans & Company, P.C. (“Symonds”) to serve as the Company’s independent public accountants, effective January 1, 2007. Symonds replaced McGladrey & Pullen LLP (“McGladrey”). Pursuant to written notice, Bancorp advised McGladrey that it would not be retained in 2007 as the independent registered accounting firm of the Company.
McGladrey performed audits of the consolidated financial statements for the two years ended December 31, 2006 and 2005. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2006 and 2005 and from December 31, 2005 through November 8, 2006, the effective date of the Company’s notice that it was terminating McGladrey as the Company’s independent public accountants, there have been no disagreements between the Company and McGladrey on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure, which disagreements would have caused McGladrey to make reference to the subject matter of such disagreements in connection with its report.
During the two years ended December 31, 2006 and 2005, and from December 31, 2005 through November 8, 2006, the effective date of the Company’s notice that it was terminating McGladrey as the Company’s independent public accountants, McGladrey did not advise the Company of any of the following matters:
1.	that the internal controls necessary for the Company to develop reliable financial statements did not exist;

2.
that information had come to their attention that had led it to no longer be able to rely on management’s representations, or that had made it unwilling to be associated with the financial statements prepared by management;

3.
that there was a need to expand significantly the scope of the audit of the Company, or that information had come to McGladrey’s attention during the year ended December 31, 2006 or to McGladrey’s attention during the year ended December 31, 2005, that if further investigated: (i) may materially impact the fairness or reliability of either: a previously-issued audit report or underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) may cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, Symonds did not so expand the scope of its audit or conduct such further investigation; or

4.
that information had come to their attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

McGladrey furnished a letter to the SEC dated November 15, 2006 stating that it agreed with the above statements, a copy of which is attached as Exhibit 16 to the report filed by the Company with the SEC.
During the two years ended December 31, 2006 and 2005 and from December 31, 2005 through November 8, 2006, the date on which Symonds was engaged to be the Company’s independent accountant, neither the Company nor anyone on its behalf had consulted Symonds with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.
Fees Paid to Independent Registered Public Accounting Firm
The firm of McGladrey & Pullen LLP (“McGladrey”) performed the audit of the consolidated financial statements of Bancorp and its subsidiary for the year ended December 31, 2006. Shareholders are not required to take action on the selection of the public accountants.
The following table sets forth the aggregate fees charged to Bancorp by McGladrey, for audit services rendered in connection with the audited consolidated financial statements and reports for the 2006 and 2005 fiscal years and for other services rendered during the 2006 and 2005 fiscal years.

Fee Category	Fiscal 2006	% of Total	Fiscal 2005	% of Total
Audit Fees	$67,875	78.9%	$73,756	85.8%
Audit-Related Fees	8,012	9.3%	4,503	5.2%
Tax Fees	10,158	11.8%	7,642	9%
All Other Fees	—	—	—	—
Total Fees	$86,045	100%	$85,901	100%

Audit Fees. Consists of fees billed to Bancorp for professional services rendered by McGladrey in connection with the audit of our financial statements and review of financial statements included in Bancorp’s Form 10-Q’s or services by McGladrey in connection with statutory or regulatory filings or engagements.
Audit-Related Fees. Consists of fees relating to the review of internal control documentation.
Tax Fees. Consists primarily of fees for professional services provided for tax compliance, income tax return filings and tax advice during fiscal years 2006 and 2005.
All Other Fees. There were no fees for services not included above for the fiscal years 2006 and 2005.
Bancorp’s internal operational audit for 2006 was performed by the independent accounting firm of Moss Adams LLP.
In considering the nature of the services provided by McGladrey, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with McGladrey and Bancorp management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, compliance services, consulting services and other services. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval to its chairman or one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.
OTHER BUSINESS
The Board knows of no other matters to be brought before the shareholders at the annual meeting. If other matters are properly presented for a vote at the annual meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Shareholder Proposals
Shareholders may present matters for consideration at any annual meeting of Bancorp. In order for a shareholder proposal to be raised from the floor, written notice much be received by Bancorp not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting and must contain the following information (a) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting; (b) the name and address of the proposing shareholder; (c) the class and number of shares of stock of Bancorp which are beneficially owned by the proposing shareholder; and (d) an material interest of the shareholder in the business proposed. Bancorp did not receive written notice of any shareholder proposal within this timeframe.
2008 Annual Meeting. Proposals by shareholders to transact business at Bancorp’s 2008 annual meeting must be delivered to Bancorp no later than November 20, 2007, in order to be considered for inclusion in Bancorp’s proxy statement and proxy card, and must contain the information set forth in (a) – (d) above. Such proposals need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In addition, if we receive notice of a shareholder proposal after February 17, 2008, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

Director Nominations
In order for a shareholder to nominate a director for consideration at the annual meeting, it is necessary that Bancorp receive written notice not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting. Your notice should contain the information set forth in (a) – (d) above, in addition to the following: as for each person whom the shareholder proposed to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock. if any, of Bancorp which are beneficially owned by such person, (iv) the proposed nominee’s written consent, and (v) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.
ANNUAL REPORT TO SHAREHOLDERS
Any shareholder may obtain without charge a copy of our Annual Report on Form 10-K filed with the SEC under the Securities Exchange Act of 1934 for the year ended December 31, 2006, including financial statements. Written requests for the Form 10-K should be addressed to Lark E. Wysham, Chief Financial Officer, P. O. Box 30, Corvallis, Oregon 97339. Bancorp’s filings with the Securities and Exchange Commission are also available on Citizens Bank’s website at www.citizensebank.com or on the website maintained by the SEC at www.sec.gov.

March 26, 2007	BY ORDER OF THE BOARD OF DIRECTORS

William V. Humphreys, Sr.
President and CEO
Delivery of Documents to Stockholders Sharing an Address
In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written or oral request to the Chief Financial Officer at the address and number written above. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

CITIZENS BANCORP — VOTING PROXY
P.O. Box 30, Corvallis, Oregon 97339-0030
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned on this proxy, hereby appoints Rosetta C. Venell and Lark E. Wysham and each of them as Proxies, with full power of substitution, and hereby authorizes Ms. Venell and Ms. Wysham to represent and to vote, as designated below, all the shares of common stock of Citizens Bancorp, held of record by the undersigned on March 1, 2007, at the Annual Meeting of Shareholders to be held on April 17, 2007 at 7:00 p.m. Pacific Time, in Corvallis, Oregon, or any adjournment of such Meeting. The Board of Directors recommends a vote “FOR” the listed proposal.
1. ELECT DIRECTORS FOR CLASS TO EXPIRE IN 2010.
Michael A. Butler          •          Sidney A. Huwaldt          •          William V. Humphreys, Sr.
A.	I vote FOR all nominees listed above (except as marked to the contrary above). ☐

B.	I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list above.

C.	I WITHHOLD AUTHORITY to vote for all nominees listed above. ☐
2.	WHATEVER OTHER BUSINESS as may properly be brought before the Annual Meeting or any adjournment thereof.
This proxy confers authority to vote “For” and will be voted “For” the proposal listed unless authority is withheld is specified, in which case this proxy will be voted in accordance with the specifications so made. Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.
Please sign EXACTLY as your name appears below. If shares are held by two or more persons, each must sign. Please supply your title if you are signing as an attorney, executor, trustee, guardian, corporate officer, or in some other representative capacity.

Signature

Signature

Date: , 2007

Please complete, date, sign, and promptly return this proxy in the enclosed envelope. Thank you.